Exhibit 10.1
SUPERIOR ENERGY SERVICES, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of the Superior Energy Services, Inc. 2007 Employee Stock Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company on favorable terms. The Company intends to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
     2. Definitions.
          (a) “Board” means the Board of Directors of the Company.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Common Stock” means the common stock of the Company.
          (d) “Company” means Superior Energy Services, Inc., a Delaware corporation.
          (e) “Compensation” means an Employee’s wages, as defined in Section 3401(a) of the Code and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (i.e., information required to be reported in the Wages, Tips and other Compensation Box on Form W-2). Compensation will include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code and pre-tax transportation expenses elected pursuant to Code Section 132(f)(4). Contributions for the Plan year in which an Employee first becomes a participant shall be determined based on the Employee’s Compensation for the portion of the year in which the Employee is eligible to participate in the Plan. Compensation will not include amounts realized from the exercise of nonqualified stock options.
          (f) “Continuous Status as an Employee” means continuous service of an individual as an Employee of the Company or a Designated Subsidiary without any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave or military leave authorized under the Company’s policies; (ii) Family and Medical Leave Act leave; (iii) any other leave of absence approved by the Company’s Human Resources Department, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of any such longer leave is guaranteed by contract, statute, or any Company policy adopted from time to time; or

(iv) transfers between locations of the Company or between the Company and its Designated Subsidiaries.
          (g) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.
          (h) “Corporate Transaction” means a (i) sale of all or substantially all of the Company’s assets, (ii) merger, consolidation, share exchange or other business combination of the Company with or into another corporation in which the holders of Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for their Common Stock, or (iii) dissolution or liquidation of the Company.
          (i) “Designated Administrator” means the stock brokerage, transfer agent or other financial services firm designated by the Company to hold Shares for participants and to directly or indirectly handle sales of Shares for participants.
          (j) “Designated Subsidiaries” means all domestic Subsidiaries that are corporations (or are treated as corporations or divisions for tax purposes), the employees of which shall be eligible to participate in the Plan, unless otherwise determined by the Board.
          (k) “Employee” means any person, including an officer of the Company or a Designated Subsidiary, who is an employee of the Company or a Designated Subsidiary for tax purposes, and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or a Designated Subsidiary.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (m) “Offering Date” means the first business day of each Offering Period during which the Trading Market is open for business.
          (n) “Offering Period” means a monthly period commencing on the first day of each month of each year, unless otherwise provided by Section 18(b) hereof or otherwise determined by the Board as provided herein.
          (o) “Plan” means this 2007 Employee Stock Purchase Plan.
          (p) “Purchase Date” means the last day of each Offering Period during which the Trading Market is open for business.
          (q) “Purchase Price” means, with respect to any particular Offering Period, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Purchase Date.
          (r) “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

          (s) “Subsidiary” means a corporation or other entity, domestic or foreign, of which 50% or more of the voting shares or other equity interests are held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.
          (t) “Trading Market” means, as of any particular date, the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange as of such date, the principal trading market for such stock on such date.
     3. Eligibility.
          (a) Any person who has been an Employee for ninety (90) days shall be eligible to participate in the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.
          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own (as determined pursuant to the rules under Section 424(d) of the Code) capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option, together with all similar rights to purchase stock under any other employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries outstanding at any time during a calendar year, would entitle the Employee to purchase stock that exceeds $10,000 in Fair Market Value (as defined in Section 7(b) below), determined at the time such option would otherwise be granted for a given calendar year.
     4. Offering Periods. An Employee’s rights hereunder shall accrue on the terms and subject to the conditions of this Plan during successive Offering Periods, with new Offering Periods commencing on the first day of each month of each year (or at such other time or times as may be determined by the Board). Unless otherwise established by the Vice President — Human Resources, the first Offering Period shall commence on August 1, 2007 and continue until August 31, 2007. The Plan shall continue until terminated in accordance with Section 18(b)(i) or 19 hereof. The Board shall have the power to change the duration or frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.
     5. Participation.
          (a) An eligible Employee may become a participant in the Plan (commencing as of the start of the Offering Period beginning on the first day of the next succeeding fiscal quarter, namely, January 1, April 1, July 1 or October 1) by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company’s Human Resources Department or the Designated Administrator at least ten (10) business days prior to the start of such Offering Period, unless a later time for submission of the Enrollment Documents is set by the Company’s Human Resources Department. The Enrollment Documents and their submission may be electronic or telephonic, as directed by the Company. The Enrollment Documents shall set forth the dollar amount or percentage of Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. The dollar amount or percentage of Contributions selected by a participant may be changed as of the beginning of an Offering Period by submitting the required documentation at least ten (10) business days prior to the start of such Offering Period; provided, however, that Contributions may be discontinued during an Offering Period as provided in Section 10(b).
          (b) With respect to each Offering Period, payroll deductions shall commence with the first payroll period following the Offering Date and shall end with the last payroll period ending on or prior to the Purchase Date of the Offering Period, unless sooner terminated by the participant as provided in Section 10.
          (c) Execution and submission of Enrollment Documents by a participant to the Company shall be deemed to constitute the agreement of the participant to be subject to all of the terms and conditions of the Plan.
     6. Method of Payment of Contributions.
          (a) A participant’s payroll deductions made on each payday during any particular Offering Period must equal a specified dollar amount or a whole percentage not exceeding 20% (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited, without interest, to his or her account under the Plan. A participant may not make any additional payments into such account.
          (b) A participant may discontinue his or her participation in or Contributions to the Plan as provided in Section 10.
          (c) Notwithstanding the foregoing, to the extent necessary to comply with the annual limitations set forth in Section 3(b)(ii) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during any particular calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
     7. Grant of Option.
          (a) On the Offering Date of each Offering Period, each eligible Employee participating in the Plan for such Offering Period shall be granted an option to purchase on the Purchase Date for that Offering Period a number of Shares of Common Stock determined by dividing such Employee’s Contributions accumulated during the Offering Period and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price (subject to any adjustment pursuant to Section 19 below); provided, however, that such purchase shall be subject to the terms and conditions of this Plan, including without limitation the limitations set forth in Sections 3(b) and 12.

          (b) The fair market value of the Common Stock on a given date (the “Fair Market Value”) shall be the closing sale price of a Share of Common Stock for such date on the Trading Market (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.
     8. Exercise of Option. Unless a participant timely withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will, without the delivery of any further documentation, be deemed to be exercised automatically on the Purchase Date of an Offering Period, and the maximum number of Shares subject to the option, rounded to the nearest one-ten thousandth of a Share, will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account as of such date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
     9. Delivery and Holding of Shares.
          (a) As promptly as practicable after each Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Administrator. Such Shares shall remain in the account until the second anniversary of the Offering Date applicable to the Shares. Notwithstanding the above, a participant may request that the Designated Administrator sell any or all of his or her Shares at any time, and the participant shall pay all charges therefore, including brokerage commissions.
          (b) Following the second anniversary of the applicable Offering Date, a participant may request that certificates representing such Shares purchased be issued in the participant’s name and delivered to the participant or the participant’s agent, and the participant shall pay any charges therefor. No certificates for fractional shares shall be issued. In lieu of any such fractional share, the participant will receive a cash payment based on the Fair Market Value of a Share.
     10. Voluntary Withdrawal; Termination of Contributions; Termination of Employment.
          (a) A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan by submitting fully completed withdrawal documentation in the manner prescribed by the Company’s Human Resources Department at least 15 days prior to the Purchase Date or such shorter period as the Company’s Human Resources Department shall permit. Upon receipt by the Company of withdrawal documentation properly completed to the Company’s satisfaction, (i) all of the participant’s Contributions credited to his or her account will be paid to him or her, (ii) his or her option for the current Offering Period will be automatically terminated, and (iii) no further Contributions for the purchase of Shares by such participant will be accepted during the Offering Period.
          (b) As soon as administratively feasible following termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.
          (c) A participant’s withdrawal from an offering during any particular Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company; provided, however, that the Employee shall be required to resubmit Enrollment Documents in order to resume Contributions.
     11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.
     12. Stock.
          (a) Subject to adjustment as provided in Section 18, no more than 1,000,000 Shares shall be made available for purchase under the Plan. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion authorize the Company to allocate the Shares of Common Stock available for purchase on such Purchase Date in a manner determined to be equitable by the Board in its sole discretion.
          (b) The participant shall have no ownership, economic, voting or other rights or interests with respect to Shares subject to purchase under his or her option until such option has been exercised and the Shares have been issued.
          (c) Shares to be sold to a participant under the Plan may be Shares acquired by the Company in the open market, treasury shares or newly issued shares. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant, in the name of the participant and his or her spouse.
     13. Administration. The Board, or a committee thereof, shall have general authority to administer the Plan and shall have all of the powers specified herein as being held by the Board. The Board may in its discretion delegate, to personnel of the Company’s Human Resources Department or to the Designated Administrator, the Board’s general authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations (including determinations as to the amounts of participants’ Compensation) necessary or advisable for the day-to-day operation of the Plan.
     14. Designation of Beneficiary.
          (a) A participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death. A participant may also designate a beneficiary to receive any Shares to which the participant is entitled if an Offering Period terminates prior to death, but death occurs prior to delivery to him or her of such Shares. Beneficiary designations under this Section 14(a) shall be made as directed by the Company’s Human Resources Department, which may require electronic submission of the required documentation with the Designated Administrator.

          (b) Any designation of a beneficiary hereunder may be changed by the participant at any time by submission of the required notice in the manner prescribed by the Company’s Human Resources Department. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver any such cash or Shares (as specified in paragraph (a)) to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver any such cash or Shares to the participant’s relatives or representatives.
     15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10(a).
     16. Use of Funds. All Contributions received or held directly or indirectly by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or safeguard such Contributions.
     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Administrator at least quarterly.
     18. Adjustments Upon Changes in Capitalization; Corporate Transactions.
          (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares that have been authorized for issuance under the Plan, whether under currently outstanding options or available for future options (collectively, the “Reserves”), and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately and equitably adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company or the holders of such Shares; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
          (b) Corporate Transactions. In the event of a Corporate Transaction, the Board may, in its sole discretion (and without the consent of participants), elect to (i) unilaterally terminate the Plan prior to the consummation of such transaction and return all Contributions to participants; (ii) unilaterally set a new Purchase Date on or before the date of consummation of the Corporate Transaction (provided that the Company notifies the participants of such new date), as of which new Purchase Date the Offering Period then in progress will terminate and all options outstanding hereunder shall be deemed to be exercised automatically, unless prior to such date a participant has withdrawn from the Offering Period as provided in Section 10; or (iii) provide for an alternative treatment of the participants’ options that is acceptable to the person or entity that will succeed to the Company’s assets, business or operations pursuant to such transaction. Any action taken by the Board under this paragraph shall be binding on all participants.
     19. Amendment or Termination. The Board may at any time, in its sole discretion (and without the consent of participants), terminate or amend the Plan, except that without the approval of the stockholders of the Company no amendment shall be made (i) to increase the number of Shares approved for sale through the Plan (other than under Section 18 hereof), (ii) to decrease the Purchase Price per Share, or (ii) that would effect a change for which stockholder approval is required under Section 423 of the Code or the regulations issued thereunder. Upon termination of the Plan other than at the end of an Offering Period, all Contributions then held by the Company shall be returned to participants.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Conditions Upon Issuance of Shares.
          (a) Shares shall not be issued or sold hereunder unless the issuance or sale shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any Trading Market upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) As a condition to the exercise of an option, the Company may require the person exercising such option (i) to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and (ii) to make such other representations as may be required, in the opinion of counsel for the Company, to effect compliance with all applicable securities or other laws.
     22. Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company’s stockholders. It shall continue in effect until terminated under Section 18 (b)(i) or 19 hereof.
     23. Compliance with Certain Laws and Regulations. The Plan is intended to comply with Section 423 of the Code and the acquisition of Shares through the Plan is intended to meet the requirements of Rule 16b-3 promulgated under the Exchange Act. The Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required to qualify fully under Section 423 and Rule 16b-3.